Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006 relating to the financial statements and financial statement schedule, which appears in NexMed, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

PricewaterhouseCoopers LLP
New York, NY
July 8, 2008